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                                                                   Exhibit 10.16
                    AMENDMENT NO. 1 TO SEVERANCE AGREEMENT

          THIS AMENDMENT NO. 1 TO SEVERANCE AGREEMENT (this "Amendment"), dated as of December 30, 1999, is made and entered into by and between Affiliated Research Centers, Inc., a Delaware corporation (the "Company"), and Jane Taylor (the "Executive").

                                  WITNESSETH:

          WHEREAS, the Company and the Executive have previously entered into that certain Severance Agreement, dated as of April 22, 1998 (the "Agreement");

          WHEREAS, the Company contemplates entering into an Agreement and Plan of Merger (the "Merger Agreement") with AmericasDoctor.com, Inc., a Delaware corporation ("AmDoc"), and a newly formed, wholly owned subsidiary of the Company ("Merger Subsidiary"), pursuant to which Merger Subsidiary will merge with and into AmDoc, with AmDoc being the surviving entity (the "Merger");

          WHEREAS, each of the Company and Executive deems it in the best interests of the Company and Executive that the Company enter into the Merger Agreement and effect the Merger;

          WHEREAS, it is a condition precedent to the execution of the Merger Agreement that the Merger does not constitute a Change in Control, as defined in the Agreement; and

          WHEREAS, the Company and Executive each desires to amend the definition of Change in Control in order to satisfy the above-referenced condition.

          NOW, THEREFORE, the Company and the Executive agree as follows:

1.   Definitions. Terms used with initial capitals but not defined in this
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     Amendment are used as defined in the Agreement.

2.   Amendment. Section 1(d) of the Agreement is hereby amended and restated in
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     its entirety to read as follows:

                 "(d)    "Change in Control" means the occurrence during the
     Term of any of the following events:

                     (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange
          Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15% or more of the combined voting power of the then outstanding Voting Stock; provided, however, that for purposes of this Section 1(d)(i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company that is approved by the
          Incumbent Board (as defined below), (B) any acquisition by the
          Company, (C) any acquisition by any employee
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          benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary or (D) any acquisition by any Person pursuant to a Business Combination (as defined below) that complies with clauses
          (I), (II) and (III) of subsection (iii) of this Section 1(d);

                    (ii) individuals who, as of the date hereof, constitute the Board, excluding individuals who are elected by the holders of the Company's Series A Preferred Stock, par value $0.001 per share (the "Series A Preferred Stock"), or who are appointed by the Board on the date hereof or hereafter to fill a vacancy in the office of a Director elected by the holders of the Series A Preferred Stock pursuant to such holders' entitlement to elect such Director (the "Preferred Board Members"), (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board except that (A) any individual becoming a Director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the Directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be deemed to have been a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board and (B) Preferred Board Members shall be excluded for this purpose;

                    (iii) consummation of (A) a reorganization, merger or consolidation or (B) a sale or other disposition of all or substantially all of the assets of the Company (each, a "Business Combination"), unless, in each case, immediately following such Business Combination, (I) all or substantially all of the individuals and entities who were the beneficial owners of Voting Stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of Directors of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Voting Stock of the Company, (II) no Person (other than the Company, such entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Subsidiary or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 15% or more of the then outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of such entity and (III) at least a majority of the members of the Board of Directors of the entity resulting from such Business Combination were

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          members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

                    (iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with clauses (I), (II) and (III) of subsection (iii) of this Section 1(d);

     provided, however, that notwithstanding the foregoing, neither the execution by the Company and Merger Subsidiary of the Merger Agreement nor the consummation of the transactions contemplated thereby shall constitute a Change in Control for purposes of this Agreement."

3.   No Other Amendment; Waiver. In no event shall this Amendment constitute the
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     amendment of any provision of the Agreement other than as set forth in
     Section 2 above, nor shall it constitute any waiver of any of the Company's or Executive's other rights thereunder.

4.   Counterparts. This Amendment may be executed in any number of counterparts,
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     each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

5.   Governing Law; Successors and Assigns. This Amendment is governed by, and
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     be construed and enforced in accordance with, the internal laws of the
     State of Illinois and shall be binding upon the Company and the Executive and their respective successors and assigns.


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     IN WITNESS WHEREOF, the Company and the Executive have executed this
Amendment as of the date first above written.


                                   AFFILIATED RESEARCH CENTERS, INC.



                                   By: /s/ David R. Adamoli
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                                       /s/ Jane Taylor
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                                       Jane Taylor